UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on December 19, 2025 to (i) elect eight directors to the Board of Directors to serve for a term of office to expire at the annual meeting of stockholders in 2026 or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), and (iii) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026 (“Proposal 3”). For more information about the foregoing proposals, see the Proxy Statement for the Annual Meeting.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non-Votes
Proposal 1
Pamela B. Corrie	24,156,981	444,724	2,842	8,532,453
Susie Coulter	24,168,834	432,872	2,842	8,532,452
Pamela J. Edwards	24,168,983	432,722	2,843	8,532,452
Franco Fogliato	24,174,040	427,668	2,841	8,532,451
Kevin Mansell	24,047,879	441,792	114,876	8,532,453
Marc Rey	24,060,847	428,824	114,877	8,532,452
Wendy L. Schoppert	24,169,956	431,751	2,842	8,532,451
Gail B. Tifford	24,136,668	465,037	2,842	8,532,453

Proposal 2	23,219,948	1,195,930	188,670	8,532,452

Proposal 3	32,912,123	211,398	13,479	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025

FOSSIL GROUP, INC.

	By:	/s/ Randy S. Hyne
	Name:	Randy S. Hyne
	Title:	Chief Legal Officer and Secretary